Exhibit 99.1

Agios Appoints Andrew Hirsch as Chief Financial Officer

CAMBRIDGE, MA., August 16, 2016 — Agios Pharmaceuticals, Inc. (NASDAQ: AGIO), a leader in the fields of cancer metabolism and rare genetic metabolic disorders, today announced that Andrew Hirsch is joining the company as chief financial officer, effective September 19, 2016. Mr. Hirsch has more than 20 years of experience in a range of strategic and operating roles in the biotechnology sector, most recently having served as president and chief executive officer of BIND Therapeutics.

“I am thrilled to welcome Andrew to the Agios team at this pivotal time as we advance programs across our IDH and PKR portfolios and get closer to making our first medicines available to patients,” said David Schenkein, M.D., chief executive officer at Agios. “Andrew’s leadership experience and work across a wide range of areas of the business will be instrumental as we build for the future and work to achieve our vision of building a sustainable multi-product biopharmaceutical company.”

Prior to being named president and chief executive officer at BIND, Mr. Hirsch held several other leadership positions at the company, including chief operating officer and chief financial officer. Prior to joining BIND, he was chief financial officer at Avila Therapeutics until its acquisition by Celgene and held roles of increasing responsibility during his nearly 10-year tenure at Biogen, including vice president of Corporate Strategy and M&A and program executive for the Tecfidera development team. He holds a Masters of Business Administration from the Tuck School at Dartmouth College and a Bachelor of Arts in Economics from the University of Pennsylvania.

“I look forward to joining Agios at this exciting time and helping the team deliver on its vision for the future,” said Andrew Hirsch. “It’s rare to see the research and development productivity that Agios has delivered in such a short period of time and I am excited about the potential to advance those scientific breakthroughs to benefit patients.”

Glenn Goddard, senior vice president of finance, will be leaving the company at the end of September to pursue other opportunities. He will work closely with Andrew to ensure an orderly transition of finance activities.

“I want to sincerely thank Glenn for his many contributions as a key member of the Agios leadership team,” said David Schenkein, M.D., chief executive officer at Agios. “Glenn has helped lead the company from an early phase research organization through our initial public offering to now building late-stage development and commercial capabilities. His work has been essential to positioning us for future success and growth across the business.”

About Agios

Agios is focused on discovering and developing novel investigational medicines to treat cancer and rare genetic metabolic disorders through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across both therapeutic areas, Agios has multiple first-in-class investigational medicines in clinical and/or preclinical development. All Agios programs focus on genetically identified patient populations, leveraging our knowledge of metabolism, biology and genomics. For more information, please visit the company’s website at www.agios.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the expected benefits of Mr. Hirsch’s employment and Agios’ strategic plans and focus. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would,” “could,” “potential,” “possible,” “hope” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Agios’ current expectations and beliefs. For example, there can be no guarantee that any product candidate Agios is developing will successfully commence or complete necessary preclinical and clinical development phases, or that development of any of Agios’ product candidates will successfully continue. There can be no guarantee that any positive developments in Agios’ business will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other important factors, including: Agios’ results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Agios’ ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; unplanned cash requirements and expenditures; competitive factors; Agios’ ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; Agios’ ability to maintain key collaborations, such as its agreements with Celgene; and general economic and market conditions. These and other risks are described in greater detail under the caption “Risk Factors” included in Agios’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and other filings that Agios may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor & Media Contacts:

Kendra Adams, 617-844-6407

Senior Director, Investor & Public Relations

Kendra.Adams@agios.com

Renee Leck, 617-649-8299

Senior Manager, Investor & Public Relations

Renee.Leck@agios.com